Franklin Auto Trust 1999-1
Monthly Servicing Report


Collection Period:                                July 1999
Distribution Date:                                August 15, 1999
Number of Days in Distribution Period:            30


Section I.  Original Deal Parameters

      A.  Original Portfolio                                                            Principle Weighted Average
                                    Number of        Principal          Coupon        Original Term      Remaining Term   Seasoning
                                    Contracts         Balance            (WAC)          (Months)           (Months)        (Months)
                                   ------------------------------------------------------------------------------------------------

i.   Prime Loans                      3,021         44,026,783.74        9.53%            62.89             58.85            4.04
ii.  Non-Prime Loans                  3,906         58,089,314.57       14.87%            63.97             59.14            4.82
iii. Sub-Prime Loans                    408          4,407,854.65       20.88%            56.79             51.97            4.83
iv.  Total Loans                      7,335        106,523,952.96       12.91%            63.22             58.73            4.50

 B.  Bonds Issue


                          Original
                          Principal                   Legal Final
                          Balance         Coupon       Maturity       CUSIP
                         -------------------------------------------------------
i.  Class A-1 Notes       66,500,000.00    5.52%        12/15/02     35242RAC8
ii. Class A-2 Notes       40,023,000.00    6.05%        12/15/06     35242RAD6

C.  Spread Account

i.   Initial Cash Deposit                       798,929.65
ii.  Spread Account Floor Amount              1,597,859.29
iii. Specified Spread Account Amount          4.5% of Outstanding Pool Balance
iv.  Maximum Spread Account Amount            10% of Outstanding Pool Balance
v.   Initial Payment Provider Commitment      3,994,648.24

Section II.  Deal Status as of Previous Distribution Date



A.  Portfolio
                                                                               Principal Weighted Average
                          Number of         Principal                       Original Term     Remaining Term     Seasoning
                          Contracts          Balance       Coupon (WAC)        (Months)          (Months)        (Months)
                           --------------------------------------------------------------------------------------------------------

i.   Prime Loans            2,920         41,223,180.04        9.55%            63.01             57.06            5.95
ii.  Non-Prime Loans        3,803         55,253,782.36       14.86%            64.04             57.41            6.63
iii. Sub-Prime Loans          389          4,113,886.68       20.85%            56.86             50.26            6.60
iv.  Total Loans            7,112        100,590,849.08       12.93%            63.32             56.97            6.35

B.  Bonds Outstanding

                                                Principal      Unpaid Interest
                                                 Balance       Shortfall Amount
                                            -----------------------------------

i.  Class A-1 Notes                           60,567,849.08          0.00
ii. Class A-2 Notes                           40,023,000.00          0.00

C.  Spread Account

i.  Spread Account Cash Balance                1,597,859.30
ii. Payment Provider Commitment                2,928,728.91

D. Shortfall Amounts
i.  Base Servicing Fee Shortfall                       0.00
ii. Surety Fee Shortfall                               0.00
iii.Unreimbursed Surety Draws                          0.00
iv. Unreimbursed Insurer Optional Deposit              0.00
v.  Excess Servicing Fee Shortfall                     0.00

Section II.  Deal Status as of Previous Distribution Date

E.  Delinquencies in Period
                              30-59            60-89           90-119             120+              Repo         Charge Offs
                              Days             Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Principal Balance

i.   Prime Loans            49,811.30         3,734.09          0.00              0.00          45,178.58          0.00
ii.  Non-Prime Loans       341,335.24        56,115.76          0.00              0.00         145,899.96          0.00
iii. Sub-Prime Loans        61,963.57        15,611.93          0.00              0.00          34,542.31          0.00
iv.  Total Loans           453,110.11        75,461.78          0.00              0.00         225,620.85          0.00

                              30-59             60-89           90-119             120+              Repo         Charge Offs
                              Days              Days             Days              Days          in Inventory      in Period
                           --------------------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime Loans                 3                1               0                 0                  3                0
ii.  Non-Prime Loans            23                4               0                 0                 10                0
iii. Sub-Prime Loans             5                1               0                 0                  3                0
iv.  Total Loans                31                6               0                 0                 16                0

                              30-59             60-89           90-119             120+              Repo         Charge Offs
                              Days              Days             Days              Days          in Inventory      in Period
                            -------------------------------------------------------------------------------------------------------
Principal Balance as a
% of Previous Balance
i.   Prime Loans              0.12%             0.01%           0.00%             0.00%             0.11%            0.00%
ii.  Non-Prime Loans          0.62%             0.10%           0.00%             0.00%             0.26%            0.00%
iii. Sub-Prime Loans          1.51%             0.38%           0.00%             0.00%             0.84%            0.00%
iv.  Total Loans              0.45%             0.08%           0.00%             0.00%             0.22%            0.00%

                              30-59             60-89           90-119             120+              Repo         Charge Offs
                              Days              Days             Days              Days          in Inventory      in Period
                          --------------------------------------------------------------------------------------------------------
Number of Contracts as a
% of Previous Number
i.   Prime Loans              0.10%             0.03%           0.00%             0.00%             0.10%            0.00%
ii.  Non-Prime Loans          0.60%             0.11%           0.00%             0.00%             0.26%            0.00%
iii  Sub-Prime Loans          1.29%             0.26%           0.00%             0.00%             0.77%            0.00%
iv.  Total Loans              0.44%             0.08%           0.00%             0.00%             0.22%            0.00%

Section III.  Collection Period Activity and
Current Status
A. Portfolio
                                                                               Principal Weighted Average
                          Number of         Principal         Coupon        Original Term     Remaining Term     Seasoning
                          Contracts          Balance          (WAC)            (Months)          (Months)        (Months)
                         --------------------------------------------------------------------------------------------------------

i.   Prime Loans            2,880         39,979,019.61        9.55%            63.05             56.05            7.00
ii.  Non-Prime Loans        3,742         53,763,957.46       14.86%            64.09             56.46            7.63
iii. Sub-Prime Loans          376          3,952,842.91       20.85%            56.92             49.41            7.51
iv.  Total Loans            6,998         97,695,819.98       12.93%            63.38             56.01            7.37

B.  Delinquencies in Period
                             30-59 Days       60-89 Days      90-119 Days        120+ Days          Repo in     Charge Offs in
                                                                                                   Inventory         Period
                            ----------------------------------------------------------------------------------------------------

Principal Balance
i.   Prime Loans              45,099.58         13,534.54        3,734.09            0.00             3,734.09       29,365.00
ii.  Non-Prime Loans         548,510.34        151,715.05       17,154.91            0.00           285,226.10      115,713.51
iii. Sub-Prime Loans          29,204.78         43,033.19       15,611.93            0.00            67,927.24       18,930.38
iv.  Total Loans             622,814.70        208,282.78       36,500.93            0.00           356,887.43      164,008.89

                             30-59 Days       60-89 Days      90-119 Days        120+ Days          Repo in     Charge Offs in
                                                                                                   Inventory         Period
                            --------------------------------------------------------------------------------------------------------
Number of Contracts
i.   Prime Loans                 3                 1               1                  0                 1                1
ii.  Non-Prime Loans             39               10               2                  0                 18               7
iii. Sub-Prime Loans             2                 3               1                  0                 5                2
iv.  Total Loans                 44               14               4                  0                 24              10

                             30-59 Days       60-89 Days      90-119 Days        120+ Days          Repo in      Charge Offs in
                                                                                                   Inventory         Period
                           --------------------------------------------------------------------------------------------------------
Principal Balance as a %
of Current Balance
i.   Prime Loans                0.11%             0.03%           0.01%              0.00%           0.01%            0.07%
ii.  Non-Prime Loans            1.02%             0.28%           0.03%              0.00%           0.53%            0.22%
iii. Sub-Prime Loans            0.74%             1.09%           0.39%              0.00%           1.72%            0.48%
iv.  Total Loans                0.64%             0.21%           0.04%              0.00%           0.37%            0.17%

                             30-59 Days       60-89 Days      90-119 Days        120+ Days          Repo in      Charge Offs in
                                                                                                   Inventory         Period
                           --------------------------------------------------------------------------------------------------------
Number of Contracts as a
% of CurrentNumber
i.   Prime Loans                0.10%            0.03%           0.03%               0.00%           0.03%            0.03%
ii.  Non-Prime Loans            1.04%            0.27%           0.05%               0.00%           0.48%            0.19%
iii. Sub-Prime Loans            0.53%            0.80%           0.27%               0.00%           1.33%            0.53%
iv.  Total Loans                0.63%            0.20%           0.06%               0.00%           0.34%            0.14%

Section III.  Collection Period Activity and
Current Status

C.  Collections

i.   Simple Interest Contracts
      a.  Interest Collections             1,078,034.40
      b.  Principal Collections            2,544,212.17
ii.  Rule of 78's Contracts
      a.  Interest Collections                84,117.78
      b.  Principal Collections              186,808.04
iii. Net Liquidation Proceeds                 94,117.68
iv.  Post Disposition Recoveries                 200.27
v.   Rebates of Capitalized Insurance Premiums     0.00
vi.  Repurchase Amounts
      a.  Interest                                 0.00
      b.  Principal                                0.00

D.  Payaheads

i.   Beginning Payahead Account Balance       26,131.34
ii.  Deposit to Payahead Account
      a.  Principal & Interest Collections    12,478.88
iii. Withdrawal from Payahead Account
      a.  Principal & Interest Collections     3,998.27
iv.  Net Change in Payahead Account
      a.  Principal & Interest Collections     8,480.61
v.   Ending Payahead Account Balance          34,611.95

E.  Total Available

i.   Total Interest Collections            1,162,152.18
ii.  Total Principal Collections           2,825,137.89
iii. Collected Funds                       3,987,290.07

F.  Month End Pool Balance

i.   Beginning Pool Balance              100,590,849.08
ii.  Principal Collections                 2,825,137.89
iii. Realized and Cram-Down Losses            69,891.21
iv.  Month End Pool Balance               97,695,819.98

Section IV.  Distribution Calculations

A.  Servicing Fee

i.    Servicing Fee Rate
       a.  Prime Receivable @ 1.00%             34,352.65
       b.  Non-prime Receivables @ 1.50%        69,067.23
       c.  Sub-prime Receivables @ 2.00%         6,856.48
       d.  Total Servicing Fee                 110,276.36
       e.  Total Receivables @ 1.25%           104,782.13
ii.   Base Servicing Fee (less of id.and ie.)  104,782.13
iii.  Previous Servicing Fee Shortfall               0.00
iv.   Additional Servicing Fee                   5,494.22
v.    Previous Additional Servicing
       Fee Shortfall                                 0.00
vi.   Total Additional Servicing Fee             5,494.22
vii.  Supplemental Servicing Fee                23,843.20
viii. Total Supplemental Servicing Fee          23,843.20


B.  Surety Fee

i.    Surety Fee Rate                               0.13%
ii.   Base Surety Fee Due                      10,897.34
iii.  Previous Surety Fee Shortfall                 0.00
iv.   Total Surety Fee Due                     10,897.34


C.  Bond Interest
                                                                                                    Accrued
                                Bond        Number of Days                        Previous        Interest on      Total Bond
                              Interest         in Period        Current           Interest          Interest      Interest Due
                                Rate                            Interest         Shortfall         Shortfall
                            --------------------------------------------------------------------------------------------------------

i.   Class A-1 Notes           5.52%              30           278,612.11           0.00              0.00         278,612.11
ii.  Class A-2 Notes           6.05%              30           201,782.63           0.00              0.00         201,782.63
iii. Total                     5.73%              30           480,394.73           0.00              0.00         480,394.73

Section IV. Distribution Calculations

D.  Bond Principal

i.   Beginning Note Balance                     100,590,849.08
ii.  Current Pool Balance                        97,695,819.98
iii. Principal Distributable Amount               2,895,029.10

E.   Total Required Distributions                 3,491,103.31
F.   Total Available Funds                        3,987,490.34
G.   Required Distribution Shortfall                      0.00
H.   Cash Available in Spread Account             1,597,859.30
I.   Reserve Account Draw                                 0.00
J.   Payment Provider Commitment                  2,928,728.91
K.   Payment Provider Required Payment Amount             0.00
L.   Surety Draw                                          0.00
M.   Insurer Optional Deposit                             0.00
N.   Total Cash Available for
      Distributions                               3,987,490.34

Section V.  Waterfall for Distributions

A.  Total Available Funds                         3,987,490.34

                                                                                                 Remaining Amount
                                                Amount Due       Amount Paid      Shortfall       Available for
                                                                                                  Distribution
                                             -----------------------------------------------------------------------
 B.  Servicing Fee                              104,782.13        104,782.13          0.00          3,882,708.21
 C.  Surety Fee                                  10,897.34         10,897.34          0.00          3,871,810.86
 D.  Note Interest                              480,394.73        480,394.73          0.00          3,391,416.13
 E.  Principal Distributable Amount           2,895,029.10      2,895,029.10          0.00            496,387.03
 F.  Interest on Unreimbursed Surety Draws            0.00              0.00          0.00            496,387.03
 G.  Reimbursement of Previous Surety Draws           0.00              0.00          0.00            496,387.03
 H.  Reimbursement of Insurer Optional
      Deposits                                        0.00              0.00          0.00            496,387.03
 I.  Reserve Deposit                                  0.00              0.00          0.00            490,892.81
 J.  Payment of Additional Servicing Fee          5,494.22          5,494.22          0.00            490,892.81
 K.  Deposit to Certificate Distribution
      Acct.                                     490,892.81        490,892.81          0.00                  0.00



Section VI.  Bond Reconciliation
                                  Beginning
                                   Balance      Principal Paid   Ending Balance     Interest Due     Interest Paid      Interest
                                                                                                                        Shortfall
                               ----------------------------------------------------------------------------------------------------

A.  Class A-1 Notes            60,567,849.08     2,895,029.10    57,672,819.98       278,612.11        278,612.11         0.00
B.  Class A-2 Notes            40,023,000.00             0.00    40,023,000.00       201,782.63        201,782.63         0.00
C.  Total                     100,590,849.08     2,895,029.10    97,695,819.98       480,394.73        480,394.73         0.00

Section VII.  Spread Account Reconciliation

A.  Net Yield Calculations
    i.   Current Month                                  6.88%
    ii.  Previous Month                                 6.18%
    iii. Second Previous Month                          5.49%
    iv.  Three-Month Average                            6.17%
    v.   Previous Three Month Average                   0.00%
    vi.  Second Previous Three Month Average            0.00%

B.  Has Net Yield Trigger Event Occurred
      and Is It Continuing?                              NO
C.  Has Spread Account Deposit Event
      Occurred (clauses (i) through (iv) or (iv))?       NO
D.  Has Spread Account Deposit Event
      Occurred (clause (v))?                             NO
E.   Required Spread Account Parameters:
     i.    Spread Account Floor Amount         1,597,859.29
     ii.   Spread Account Specified Amount     4,396,311.90
     iii.  Spread Account Maximum Amount       9,769,582.00
     iv.   Spread Account Required Amount      1,597,859.29


F.  Allocations, Deposits and Reductions of the Spread          Deposit of       Change in           Cash on           Payment
      Account and the Payment Provider Commitment                 Cash in       Payment Provider    Deposit in         Provider
                                                               Spread Account   Commitment         Spread Account     Commitment

                                                             ---------------------------------------------------------------------

i.    Beginning Balance                                             0.00                  0.00     1,597,859.30      2,928,728.91
ii.   Deposit of Payment Provider Commitment into Spread
       Account upon Spread Account Deposit Event (i-iv or vi)       0.00                  0.00     1,597,859.30      2,928,728.91
iii.  Deposit of Payment Provider Commitment into Spread                                           1,597,859.30      2,928,728.91
       Account upon Spread Account Deposit Event (v)                0.00                  0.00
iv.   Deposit to Spread Account from Waterfall                      0.00                  0.00     1,597,859.30      2,928,728.91
v.    Release from Spread Account when Net Yield Trigger
       Event Has Not Occurred or Has Been Deemed Cured              0.00                  0.00     1,597,859.30      2,928,728.91
vi.   Release from Spread Account when Net Yield Trigger
       Event Has Occurred and Has Not Been Deemed Cured             0.00                  0.00     1,597,859.30      2,928,728.91
vii.  Reduction of Payment Provider Commitment when Net
       Yield Trigger Event Not Occurred or Deemed Cured             0.00            130,276.31     1,597,859.30      2,798,452.60
viii. Withdrawal from Spread Account for Insurer
       Optional Deposit                                             0.00                  0.00     1,597,859.30      2,798,452.60
ix.   Reduction of Payment Provider Commitment when Net
       Yield Trigger Event Has Occurred and Not Deemed Cured        0.00                  0.00     1,597,859.30      2,798,452.60

Section VIII.  Surety Bond Reconciliation

A.  Previously Unreimbursed Surety Bond Draws                         0.00
B.  Interest Rate on Outstanding Draws (PRIME + 1%)                   9.00%
C.  Current Interest Accrued on Previously Outstanding Draws          0.00
D.  Interest Paid on Unreimbursed Surety Draws                        0.00
E.  New Surety Bond Draws                                             0.00
F.  Reimbursement of Previous Surety Draws                            0.00
G.  Unreimbursed Surety Draws                                         0.00
H.  Previous Unreimbursed Insurer Optional Deposits                   0.00
I.  New Insurer Optional Deposit                                      0.00
J.  Reimbursement of Previous Insurer Optional Deposits               0.00
K.  Unreimbursed Insurer Optional Deposits                            0.00


                                       18

Section IX.  Historical Portfolio Performance

                       Previous Period      Current Period      Previous Period       Current          Current
                      Cumulative Charge       Charge-Offs      Cumulative Losses   Period Losses       Period
                             Offs                                                                  Prepayment Speed
                     -----------------------------------------------------------------------------------------------

i.   Prime Loans            0.00             29,365.00               0.00           13,417.76           1.4310%
ii.  Non-Prime Loans        0.00            115,713.51               0.00           47,966.94           1.3115%
iii. Sub-Prime Loans        0.00             18,930.38               0.00            8,306.24           2.1336%
iv.  Total Loans            0.00            164,008.89               0.00           69,690.94           1.3993%











/s/ Harold E. Miller, Jr.         /s/ Tonya B. Roemer
---------------------------       --------------------------------------------
Harold E. Miller, Jr.             Tonya B. Roemer
Executive V.P., C.O.O.            Securitization Specialist , Assistant
                                  Treasurer



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